CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the  Registration  Statement on Form

N-1A of The Piedmont Investment Trust and to the use of our report dated May 11,

2007 on The Piedmont  Select Equity Fund's  (formerly the Piedmont  Select Value

Fund) (a series of shares of The Piedmont Investment Trust) financial statements and financial  highlights.  Such financial  statements and financial  highlights appear  in the 2007  Annual  Report  to  Shareholders  that is  incorporated  by reference into the Statement of Additional Information.





                                          /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
JULY 9, 2007